EXHIBIT 10.1

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of August 28, 2007, is by and among Exide Technologies, a Delaware corporation (the “Company”), Tontine Capital Partners, L.P., a Delaware limited partnership (“Tontine”), and Legg Mason Investment Trust, Inc., a Maryland corporation (“Legg Mason” and, together with Tontine, the “Standby Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company proposes pursuant to the Rights Offering Registration Statement (as defined herein), to commence a $91.7 million offering to holders of its common stock (the “Common Stock”) of record as of the close of business on August 30, 2007, the record date of the Rights Offering (the “Record Date”), of non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price of $6.55 per share (the “Subscription Price” and, such offering, the “Rights Offering”); and

WHEREAS, pursuant to the Rights Offering, the Company will distribute to each of its stockholders of record, at no charge, one Right for each share of Common Stock held by them as of the Record Date, and each Right will entitle the holder to purchase, for each share of Common Stock owned as of the Record Date, 0.22851 New Shares at the Subscription Price (the “Basic Subscription Privilege”); and

WHEREAS, each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional Shares up to 50% of such holder’s Pro Rata Share of the Unsubscribed Shares (as defined herein), at the Subscription Price, to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges (the “Over-Subscription Privilege”); and

WHEREAS, in order to facilitate the Rights Offering, the Company has requested the Standby Purchasers to agree, and the Standby Purchasers have agreed, (a) not to exercise their respective Over-Subscription Privilege and (b) that, to the extent New Shares are not purchased by the Company’s stockholders pursuant to the exercise of Rights, the Standby Purchasers shall be deemed to have exercised such Rights immediately prior to the expiration of the Rights Offering and shall purchase the New Shares from the Company at the Subscription Price pursuant to the exercise of such Rights; and

WHEREAS, the parties hereto acknowledge that the shares of Common Stock to be purchased by the Standby Purchasers pursuant to this Agreement constitute “Registrable Securities” as that term is defined in the Registration Rights Agreement, dated as of September 18, 2006, by and among the Company, Tontine, Tontine Partners, L.P., Tontine Overseas Associates, L.L.C., Tontine Capital Overseas Master Fund, L.P., Legg Mason and Arklow Capital, LLC (the “Registration Rights Agreement”);

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“Affiliate” shall mean an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser; provided that such Standby Purchaser or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights with respect to such affiliate.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Basic Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the State of New York.

“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at 10:00 a.m. on the Closing Date at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153, or such other time and place as may be agreed to by the parties hereto.

“Closing Date” shall mean the date that is five (5) Business Days after the Rights Offering Expiration Date, or such other date as may be agreed to by the parties hereto.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Company” shall have the meaning set forth in the preamble hereof.

“Company Indemnified Persons” shall have the meaning set forth in Section 9(b) hereof.

“Company SEC Documents” shall have the meaning set forth in Section 3(g) hereof.

“Convertible Notes” shall have the meaning set forth in Section 3(c) hereof.

“Credit Agreement” shall mean the Credit Agreement, dated as of May 15, 2007, by and among the Company, certain of the Company’s subsidiaries, Exide Global Holding Netherlands C.V., various financial institutions named therein, and Deutsche Bank AG New York Branch, as administrative agent.

“Cure Period” shall have the meaning set forth in Section 8(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated by the Commission thereunder.

“Expenses” shall have the meaning set forth in Section 6(b) hereof.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Persons” shall have the meaning set forth in Section 9(b) hereof.

“Legg Mason” shall have the meaning set forth in the preamble hereof.

“Market Adverse Effect” shall have the meaning set forth in Section 7(a)(iii) hereof.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operation, business or prospects of the Company and its subsidiaries taken as a whole.

“New Shares” shall have the meaning set forth in the recitals hereof.

“Non-Terminating Standby Purchaser” shall have the meaning set forth in Section 8(c) hereof.

“Over-Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Plan” shall have the meaning set forth in Section 3(c) hereof.

“Pro Rata Share” shall mean, with respect to each stockholder of the Company as of the Record Date, such stockholder’s ownership percentage of all issued and outstanding Common Stock as of the Record Date.

“Prospectus” shall mean a prospectus, as defined in Section 2(10) of the Securities Act, that meets the requirements of Section 10 of the Securities Act and is current with respect to the Securities covered thereby.

“Record Date” shall have the meaning set forth in the recitals hereof.

“Registration Rights Agreement” shall have the meaning set forth in the recitals hereof.

“Rights” shall have the meaning set forth in the recitals hereof.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Rights Offering Expiration Date” shall mean September 28, 2007, provided that the Company shall have the option, with the approval of the Standby Purchasers, to extend the Rights Offering for any reason, for a period not to exceed 15 Business Days.

“Rights Offering Prospectus” shall mean the final Prospectus, including any prospectus supplement relating to the Rights and the underlying shares of Common Stock that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act to be part of such registration statement, each as amended, for use in connection with the issuance of the Rights, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3.

“Rights Offering Registration Statement” shall mean the Company’s Registration Statement on Form S-3 (Commission File No. 333-141725) filed with the Commission on March 30, 2007, together with all exhibits thereto and any prospectus supplement relating to the Rights and the underlying shares of Common Stock that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act to be part of such registration statement, each as amended, pursuant to which the Rights and underlying shares of Common Stock have been registered pursuant to the Securities Act.

“Securities” shall mean those of the New Shares and Unsubscribed Shares that are purchased by the Standby Purchasers pursuant to Section 2 hereof.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated by the Commission thereunder.

“Shelf Registration Statement” shall have the meaning set forth in Section 6(d).

“Standby Indemnified Persons” shall have the meaning set forth in Section 9(a) hereof.

“Standby Purchasers” shall have the meaning set forth in the preamble hereof.

“Subscription Agent” shall have the meaning set forth in Section 6(a)(iv) hereof.

“Subscription Price” shall have the meaning set forth in the recitals hereof.

“Terminating Standby Purchaser” shall have the meaning set forth in Section 8(c) hereof.

“Termination Notice” shall mean a notice from the Company indicating that the Board, in the exercise of its good faith judgment, has determined to terminate or suspend indefinitely the Rights Offering contemplated hereby.

“Tontine” shall have the meaning set forth in the preamble hereof.
“Unsubscribed Shares” shall have the meaning set forth in Section 2(b) hereof.
Section 2.	Standby Purchase Commitment.

(a) Each of the Standby Purchasers hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each of the Standby Purchasers, at the Subscription Price, all of the New Shares that will be available for purchase by each of the Standby Purchasers pursuant to its Basic Subscription Privilege. Each Standby Purchaser agrees not to exercise, and to cause its Affiliates not to exercise, the Over-Subscription Privilege to which such Standby Purchaser and its Affiliates would otherwise be entitled in the Rights Offering.

(b) If and to the extent New Shares are not purchased by the Company’s stockholders (the “Unsubscribed Shares”) pursuant to the exercise of Rights (including the Basic Subscription Privilege and the Over-Subscription Privilege) under the Rights Offering, the Standby Purchasers shall be deemed to have exercised such Rights immediately prior to the expiration of the Rights Offering and shall be entitled to and hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchasers, at the Subscription Price, all such New Shares; provided, however, that in no event shall the Standby Purchasers be entitled to purchase Unsubscribed Shares in excess of the number of Unsubscribed Shares that would result in the Standby Purchasers collectively becoming beneficial owners (within the meaning of Section 13(d)(3) of the Exchange Act) of 49.9% of the issued and outstanding shares of Common Stock after giving effect to the Standby Purchasers’ purchase of New Shares under the Basic Subscription Privilege and Unsubscribed Shares. It is understood and agreed that, if and to the extent that the Standby Purchasers are required to purchase Unsubscribed Shares pursuant to this subsection (b), Tontine shall purchase 66 2/3% of such Unsubscribed Shares and Legg Mason shall purchase 33 1/3% of such Unsubscribed Shares, and such obligations of the Standby Purchasers shall be several and not joint.

(c) Notwithstanding anything else contained in this Agreement, neither Tontine nor Legg Mason shall acquire Securities hereunder which would result in it or any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which it is a member owning (i) 40% or more of the issued and outstanding shares of Common Stock without the requisite prior written consent of the Company’s lenders under the Credit Agreement or (ii) greater than 49.9% of the issued and outstanding shares of Common Stock, in each case, after giving effect to such Standby Purchaser’s purchase of New Shares under the Basic Subscription Privilege and Unsubscribed Shares. If either Standby Purchaser would otherwise exceed such maximum number of shares, such excess shall be purchased by the other Standby Purchaser, to the extent such purchase would not cause the other Standby Purchaser to exceed any of the ownership thresholds specified in this Section 2.

(d) Payment of the Subscription Price for the Securities shall be made, on the Closing Date, against delivery of the Securities to each Standby Purchaser, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Standby Purchasers as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) As of the date hereof, the authorized capital of the Company consists of (i) 200,000,000 shares of Common Stock, of which, (A) 61,266,314 shares were issued and outstanding, (B) 3,584,229 shares are reserved for issuance upon conversion of the Company’s Floating Rate Convertible Senior Subordinated Notes due September 18, 2013 (the “Convertible Notes”), (C) 6,621,165 shares are reserved for issuance upon exercise of the Company’s warrants issued and issuable under the Company’s 2004 Plan of Reorganization, as amended (the “Plan”), (D) 6,053,965 shares are reserved for issuance upon exercise of options and other awards granted under the Company’s stock option and incentive plans and (E) shares issuable as provided in the Plan, of which 300,000 shares of Common Stock and warrants to acquire 750,000 shares of Common Stock are currently reserved for issuance under the Plan with respect to disputed claims; and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, none of which preferred stock has been issued. All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or other preemptive or similar rights.

(d) The Rights Offering Registration Statement has been filed with, and declared effective by, the Commission. On the effective date, the Rights Offering Registration Statement complied in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the Closing Date, the Rights Offering Registration Statement and the Rights Offering Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Rights Offering Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchasers for use in the Rights Offering Registration Statement or in the Rights Offering Prospectus.

(e) All of the Securities and New Shares will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Rights Offering Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities or New Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Certificate of Incorporation, as amended, the Company’s bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

(f) The documents incorporated by reference into the Rights Offering Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, when they become effective or at the time they are filed with the Commission, as the case may be, will comply in all material respects with the applicable provisions of the Exchange Act.

(g) Since March 31, 2006, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents, including without limitation all financial statements and schedules included in the Company SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, subject to any restatement of the financial statements for the fiscal year ended March 31, 2005 of the type referred to in the Company’s press release dated June 14, 2006. The audited consolidated financial statements of Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

(h) Since March 31, 2007, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, except as disclosed in writing by the Company to the other parties hereto.

Section 4. Representations and Warranties of the Standby Purchasers. Each Standby Purchaser, severally and not jointly, represents and warrants to the Company, as to itself only, as follows:

(a) Such Standby Purchaser is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization.

(b) This Agreement has been duly and validly authorized, executed and delivered by such Standby Purchaser and constitutes a binding obligation of such Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) The Standby Purchasers are not “affiliates” (within the meaning of Rule 405 of the Securities Act) of one another, are not acting in concert and are not members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) and have no current intention to act in the future in a manner that would make them members of such a group.

(d) As of the date hereof, Tontine represents that Jeffrey L. Gendell and Tontine collectively beneficially own 17,183,870 shares of Common Stock, and Legg Mason represents that it beneficially owns 8,452,431 shares of Common Stock.

Section 5. Deliveries at Closing.

(a) At the Closing, the Company shall deliver to each of the Standby Purchasers the following:

(i) A certificate or certificates representing the number of shares of Common Stock issued to each of the Standby Purchasers pursuant to Section 2 hereof; and

(ii) A certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date.

(b) At the Closing, each of the Standby Purchasers shall deliver to the Company the following:

(i) Payment of the Subscription Price of the Securities purchased by such Standby Purchaser, as set forth in Section 2(d) hereof; and

(ii) A certificate of such Standby Purchaser to the effect that the representations and warranties of such Standby Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Section 6. Covenants.

(a) Covenants. The Company agrees as follows between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 8 hereof:

(i) To use reasonable best efforts to effectuate the Rights Offering;

(ii) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchasers with a confirmation in writing, of (A) the time when the Rights Offering Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Rights Offering Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Rights Offering Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the New Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (D) the receipt of any comments from the Commission directed toward the Rights Offering Registration Statement or any document incorporated therein by reference, and (E) any request by the Commission for any amendment to the Rights Offering Registration Statement or any amendment or supplement to the Rights Offering Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(iii) To operate the Company’s business in the ordinary course of business consistent with past practice;

(iv) To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by any Standby Purchaser, the Standby Purchasers of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;

(v) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for (A) shares of Common Stock issuable upon exercise of the Company’s presently outstanding warrants and stock options and other awards or upon conversion of the Convertible Notes, (B) warrants and Common Stock issuable under the Plan, (C) new stock options and other awards (other than annual director awards) granted to employees of the Company after the date hereof covering not more than 75,000 shares of Common Stock under the Company’s incentive plans and (D) the effects of the anti-dilution provisions in the Company’s warrants issued under the Plan and the indenture governing the terms of the Convertible Notes;

(vi) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock;

(vii) Not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock; and

(viii) Not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

(b) Expense Reimbursement. The Company agrees to promptly reimburse each Standby Purchaser for all of its reasonable out-of-pocket costs and expenses and reasonable attorneys’ fees (collectively, “Expenses”) incurred by such Standby Purchaser in connection with this Agreement, its due diligence investigation of the Company and other activities relating to the transactions contemplated hereunder upon the Company’s receipt of all reasonably requested documentation to support the incurrence by such Standby Purchaser of such Expenses. If any travel or travel-related expenses incurred by principals or employees of any Standby Purchaser are required in connection with the foregoing activities, the Company’s reimbursement of such travel-related expenses will be subject to the terms applicable to the Company’s advisors in connection with the transactions contemplated hereunder.

(c) Certain Acquisitions. Between the date hereof and the Closing Date, neither Standby Purchaser nor any of their respective Affiliates shall acquire any shares of Common Stock; provided, however, that the foregoing shall not restrict the acquisition of shares of Common Stock by the Standby Purchasers or any of their respective Affiliates (i) from the Company pursuant to Section 2 of this Agreement or (ii) from the Standby Purchasers or any of their respective Affiliates.

(d) Shelf Registration Statement. Pursuant to the terms of the Registration Rights Agreement, the Company agrees to use its reasonable best efforts after the Closing Date to cause a post-effective amendment to the Registration Statement on Form S-3 (Commission File No. 333-138772), filed with the Commission on November 16, 2006 (as amended, the “Shelf Registration Statement”), to be promptly filed with the Commission and declared effective that covers the shares of Common Stock purchased by the Standby Purchasers pursuant to this Agreement. The Standby Purchasers agree to furnish to the Company all information with respect to such Standby Purchaser that may be necessary or appropriate to make any information previously furnished to the Company by such Standby Purchaser not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Shelf Registration Statement or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Public Statements. Neither the Company nor the Standby Purchasers shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) the filing of any Schedule 13D or Schedule 13G, to which a copy of this Agreement may be attached as an exhibit thereto.

(f) HSR Filing. If any Standby Purchaser determines a filing is or may be required under the HSR Act in connection with the transactions contemplated hereunder, the Company and such Standby Purchaser shall use reasonable best efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the HSR Act with respect to the transactions contemplated hereunder so that the applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof. The filing fee required by the HSR Act for such filings shall be paid by the Company.

Section 7. Conditions to Closing.

(a) The obligations of each of the Standby Purchasers to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

(ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect and no event shall have occurred or circumstance shall exist which would reasonably likely result in a Material Adverse Effect; and

(iii) As of the Closing Date, none of the following events shall have occurred and be continuing: (A) trading in the Common Stock shall have been suspended by the Commission or The NASDAQ Stock Market LLC or trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market LLC shall have been suspended or limited or minimum prices shall have been established on either such exchange or The Nasdaq Stock Market LLC, (B) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (C) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets (collectively, a “Market Adverse Effect”).

(b) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the condition that the representations and warranties of each of the Standby Purchasers in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).

(c) The obligations of the Company and each of the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the material transactions contemplated by this Agreement;

(ii) No stop order suspending the effectiveness of the Rights Offering Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;

(iii) The New Shares and the Securities shall have been authorized for listing on The Nasdaq Global Market; and

(iv) Any applicable waiting period under the HSR Act shall have expired or been terminated thereunder with respect to such purchase.

Section 8. Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date, by either Standby Purchaser by written notice to the other parties hereto if there is (i) a Material Adverse Effect or (ii) a Market Adverse Effect that is not cured within twenty-one (21) days after the occurrence thereof (the “Cure Period”), provided that the right to terminate this Agreement after the occurrence of each Material Adverse Effect or a Market Adverse Effect, which has not been cured within the Cure Period, shall expire seven days after the expiration of such Cure Period.

(b) This Agreement may be terminated by the Company on one hand or either of the Standby Purchasers on the other hand, by written notice to the other parties hereto:

(i) At any time prior to the Closing Date, if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after receipt of written notice by such breaching party; or

(ii) At any time after October 31, 2007, unless the Closing has occurred prior to such date, as to Section 2, Section 6(a) and Section 6(c).

(c) If either Standby Purchaser (the “Terminating Standby Purchaser”) shall give written notice of its election to terminate this Agreement or any Section hereof pursuant to this Section 8 at any time prior to the Closing Date, this Agreement shall remain in effect with respect to the Company and the other Standby Purchaser (the “Non-Terminating Standby Purchaser”) to the extent the Non-Terminating Standby Purchaser shall have agreed in writing, within two Business Days of such Terminating Standby Purchaser’s giving of such written notice, to assume all of the obligations of the Terminating Standby Purchaser hereunder, including, without limitation, the obligation to purchase the Unsubscribed Shares pursuant to Section 2(b) hereof, but subject to the limitations of Sections 2(b) and 2(c) hereof.

Section 9. Indemnification and Contribution.

(a) In the event the Rights Offering is consummated, the Company shall indemnify and hold harmless the Standby Purchasers and their respective officers, directors and employees and each other Person, if any, who controls such Standby Purchaser within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Standby Indemnified Persons”), against any losses, claims, damages or liabilities, to which any of the Standby Indemnified Persons may become subject (i) as a result of any breach by the Company of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any alleged untrue statement of any material fact contained, on the effective date thereof, in the Rights Offering Registration Statement, the Rights Offering Prospectus or in any amendment or supplement thereto, or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each such Standby Indemnified Person for any reasonable legal or any other expenses reasonably incurred by such Standby Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Standby Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in the Rights Offering Registration Statement, Rights Offering Prospectus or in any amendment or supplement thereto or in reliance upon and in conformity with written information furnished to the Company by such Standby Indemnified Person specifically for use therein or so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby Indemnified Person, and shall survive the transfer of such Securities or New Shares by such Standby Indemnified Person.

(b) Each Standby Purchaser by acceptance thereof, severally, and not jointly, agrees to indemnify and hold harmless the Company, its officers, directors and employees and each other Person, if any, who controls the Company within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Company Indemnified Persons,” and together with the Standby Indemnified Persons, the “Indemnified Persons”) against any losses, claims, damages or liabilities, joint or several, to which any of the Company Indemnified Persons may become subject (i) as a result of any breach by such Standby Purchaser of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, information provided in writing to the Company by such Standby Purchaser specifically for use in the Rights Offering Registration Statement or Rights Offering Prospectus or any amendment or supplement thereto.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless, in such indemnified party’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) (i) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 10. Survival. The representations and warranties of the Company and each of the Standby Purchasers contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 11. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(i) if to Tontine, at:

c/o Tontine Capital Management L.L.C.
55 Railroad Avenue, 1st Floor
Greenwich, Connecticut 06830
Attention: Joseph V. Lash
Telecopy No.: (203) 769-2010
with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Ted S. Waksman
Telecopy No.: (212) 310-8007

(ii) if to Legg Mason, at:

Legg Mason Opportunity Trust
c/o Legg Mason Capital Management
100 Light Street
Baltimore, Maryland 21202
Attention: General Counsel
Telecopy No.: (410) 454-5372
with a copy to:
Legg Mason Legal & Compliance
100 Light Street
Baltimore, Maryland 21202
Attention: Asset Management-Mutual Fund Practice Group
Telecopy No.: (410) 454-4408

(iii) if to the Company, at:

Exide Technologies
13000 Deerfield Parkway, Building 200
Alpharetta, Georgia 30004
Attention: Gordon A. Ulsh
Telecopy No.: (678) 566-9171
with copies to:
Exide Technologies
13000 Deerfield Parkway, Building 200
Alpharetta, Georgia 30004
Attention: Law Department
Telecopy No.: (678) 566-9342
and
Jones Day
77 West Wacker Drive
Chicago, IL 60601
Attention: Timothy J. Melton
Telecopy No.: (312) 782-8585

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 11. If notice is given pursuant to this Section 11 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

Section 12. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities are transferred in accordance herewith. This Agreement, or the Standby Purchasers’ obligations, together with its rights, hereunder, may be assigned, delegated or transferred, in whole or in part, by either Standby Purchaser to any Affiliate, provided that any such assignee assumes the obligations of such Standby Purchaser hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as such Standby Purchaser, as the case may be. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Standby Purchaser, as the case may be, of its obligations hereunder if such assignee fails to perform such obligations.

Section 13. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the standby purchase commitments or the registration rights granted by the Company with respect to the Securities and the New Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, dated as of July 18, 2007, by and between the Company and Legg Mason.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 15. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 16. Extension or Modification of Rights Offering. Without the prior written consent of the Standby Purchasers, the Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchasers.

Section 17. Miscellaneous.

(a) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to holders of Securities in this Agreement.

(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

EXIDE TECHNOLOGIES
By: /s/ GORDON A. ULSH

Name: Gordon A. Ulsh
Title: President and Chief Executive Officer
TONTINE CAPITAL PARTNERS, L.P.
By: TONTINE CAPITAL MANAGEMENT, L.L.C.,
its general partner
By: /s/ JEFFREY L. GENDELL

Name: Jeffrey L. Gendell
Title: Managing Member
LEGG MASON INVESTMENT TRUST, INC.
By: /s/ RICHARD WACHTERMAN

Name: Richard Wachterman
Title: Secretary